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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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                               Acuity Brands, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 16, 2003, the Registrant issued the following press release:

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                        [Acuity Brands, Inc. Letterhead]

COMPANY CONTACT:
KAREN HOLCOM
ACUITY BRANDS, INC.
(404) 853-1437

                           ACUITY BRANDS LIMITS SHARES
                   TO BE ISSUED UNDER LONG-TERM INCENTIVE PLAN

ATLANTA, DECEMBER 16, 2003 - Acuity Brands, Inc. (NYSE: AYI) announced today that it will not issue more than three million of the additional shares being authorized under the amended and restated Long-Term Incentive Plan without seeking further approval of shareholders. The Plan as now proposed for approval by shareholders at the annual meeting on December 18 would otherwise add five million shares to those available for issuance under the Plan.

James S. Balloun, Acuity Brands' Chairman, President, and Chief Executive Officer, said: "Our Board of Directors has imposed this limitation in response to feedback from shareholders. While the additional shares we originally sought were within limits established by the leading institutional proxy advisory services, a number of our shareholders indicated to us that they wanted the opportunity to evaluate our long-term awards more frequently.
The commitment we are announcing today will provide that opportunity."

Acuity Brands, Inc., with fiscal year 2003 net sales of approximately $2.0 billion, is comprised of Acuity Brands Lighting and Acuity Specialty Products. Acuity Brands Lighting is a world leader in lighting fixtures and includes brands such as Lithonia Lighting(R), Holophane(R), Peerless(R), Hydrel(R), and American Electric Lighting(R). Acuity Specialty Products is a leading provider of specialty chemicals and includes brands such as Zep(R), Enforcer(R), and Selig Industries(TM). Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 11,400 people and has operations throughout North America and in Europe and Asia.